Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3) filed with the Securities and Exchange Commission on April 26, 2010, and the related Prospectus of Patriot Coal Corporation for the registration of common stock, preferred stock, debt securities, guarantees of debt securities, warrants to purchase its common stock or debt securities, purchase contracts, and units, or any combination thereof, and to the incorporation by reference therein of our report dated February 24, 2010, except for Note 29 as to which the date is April 26, 2010, with respect to the consolidated financial statements of Patriot Coal Corporation included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2010, and our report dated February 24, 2010, with respect to the financial statement schedule of Patriot Coal Corporation listed in Item 15(a) and the effectiveness of internal control over financial reporting of Patriot Coal Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Ernst & Young LLP
St. Louis, Missouri
April 26, 2010

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